SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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SPEEDFAM-IPEC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPEEDFAM-IPEC, INC.

305 North 54th Street
Chandler, Arizona 85226

Notice and Proxy Statement

for Annual Meeting of Shareholders
to be Held on October 12, 2001

       The annual meeting of shareholders of SpeedFam-IPEC, Inc., an Illinois corporation, will be held at the company’s corporate headquarters, 305 North 54th Street, Chandler, Arizona 85226 on Friday, October 12, 2001, at 11:00 a.m., local time, for the following purposes as described in the attached proxy statement:

1. To elect a board of six (6) directors;

2. To ratify the appointment of KPMG LLP as independent auditors for the company’s fiscal year 2002; and

3. To transact such other business as may properly come before the annual meeting or any adjournment thereof.

      Shareholders of record of the company at the close of business on August 27, 2001 will be entitled to notice of and to vote at the meeting. A copy of the company’s 2001 annual report, which includes audited financial statements, is enclosed. The officers and directors of the company cordially invite you to attend the annual meeting.

By Order of the Board of Directors,

Richard J. Faubert
President and Chief Executive Officer

September 7, 2001

IMPORTANT

PLEASE COMPLETE, SIGN, DATE AND RETURN

YOUR PROXY IN THE ENCLOSED ENVELOPE.

SPEEDFAM-IPEC, INC.

305 North 54th Street
Chandler, Arizona 85226

PROXY STATEMENT

       This proxy statement is furnished to the shareholders of SpeedFam-IPEC, Inc., an Illinois corporation, in connection with the solicitation by the board of directors of the company of proxies for use at the company’s annual meeting of shareholders to be held on October 12, 2001.

      Any shareholder giving a proxy will have the right to revoke it at any time prior to the time it is voted. A proxy may be revoked by written notice to the company, execution of a subsequent proxy or attendance at the annual meeting and voting in person. Attendance at the meeting will not automatically revoke the proxy. All shares represented by effective proxies will be voted at the meeting or at any adjournment thereof.

      This proxy statement and form of proxy were first mailed to shareholders on or about September 7, 2001.

Voting

      Shareholders of record on the books of the company at the close of business on August 27, 2001 will be entitled to notice of and to vote at the meeting. A list of the shareholders entitled to vote at the meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the company’s corporate headquarters, 305 North 54th Street, Chandler, Arizona 85226. On August 27, 2001, 30,317,636 shares of common stock were issued and outstanding. Each outstanding share of common stock entitles the holder to one vote on each matter submitted to a vote at the meeting.

      The shares represented by proxies will be voted as directed in the proxies. In the absence of specific direction, the shares represented by proxies will be voted FOR the election of all of the nominees as directors of the company and FOR the proposal to ratify the appointment of the independent auditors. In the event any nominee for director shall be unable to serve, which is not now contemplated, the shares represented by proxies may be voted for a substitute nominee. If any matters are to be presented at the annual meeting other than the matters referred to in this proxy statement, the shares represented by proxies will be voted in the discretion of the proxy holders.

      The company’s bylaws provide that a majority of all of the shares of common stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum. To determine whether a specific proposal has received sufficient votes to be passed, for shares deemed present, an abstention and a broker non-vote will have the same effect as a vote “against” the proposal. The six nominees for director who receive the most votes will be elected.

      The cost of soliciting proxies will be borne by the company. The company may retain the services of its transfer agent, Firstar Trust Company, for which the company estimates that it would pay fees not to exceed an aggregate of $3,500. In addition, the company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the company’s directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

OWNERSHIP OF SPEEDFAM-IPEC, INC. COMMON STOCK

      The following table sets forth certain information known to the company with respect to beneficial ownership of the company’s common stock as of July 31, 2001 by (i) each shareholder who is known by the company to own beneficially more than 5% of the common stock, (ii) each of the company’s directors, (iii) each named executive officer (as defined herein) and (iv) all directors and executive officers of the company as a group. Except as otherwise indicated, the company believes that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Information with respect to State of Wisconsin Investment Board, Wellington Management Company, LLP, Dimensional Fund Advisors Inc. and Thomson Horstmann and Bryant, Inc. is based solely on each such entity’s respective public filings made with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Exchange Act.

	Beneficial Ownership

Name And Address	Number	Percent

State of Wisconsin Investment Board	5,825,640	19.2%
121 East Wilson Street Madison, Wisconsin 53702

Wellington Management Company, LLP	2,942,900	9.7%
75 State Street Boston, Massachusetts 02109

Dimensional Fund Advisors Inc.	2,475,041	8.2%
1299 Ocean Avenue Santa Monica, California 90401

Thomson Horstmann & Bryant, Inc.	1,547,700	5.1%
Park 80 West Saddle Brook, New Jersey 07663

James N. Farley(1)	1,616,883	5.3%

Makoto Kouzuma(2)	612,876	2.0%

Sanjeev R. Chitre(3)	696,475	2.3%

Richard J. Faubert(4)	237,000	*

Robert R. Smith(5)	129,529	*

Neil R. Bonke(6)	34,499	*

Richard S. Hill(7)	26,034	*

Kenneth Levy(8)	73,123	*

J. Michael Dodson (9)	74,487	*

Giovanni Nocerino(10)	97,413	*

Carl Neun(11)	21,999	*

Peter J. Simone(12)	20,000	*

Saket Chadda(13)	19,485	*

All directors and executive officers as a group (13 persons)	3,659,803	12.1%

*	Less than one percent.

(1)	All shares directly owned by Mr. Farley are held in the James N. Farley Trust, of which Mr. Farley acts as sole trustee. Includes 575,513 shares beneficially owned by Mr. Farley’s spouse. Excludes 474,780 shares held in the Makoto Kouzuma Trust, a revocable trust, of which Mr. Farley serves as co-trustee. Mr. Farley disclaims beneficial ownership of the shares held in the Makoto Kouzuma Trust. Also excludes 83,720 shares held by the James N. and Nancy J. Farley Foundation. Includes 6,000 shares subject to the issuance to Mr. Farley upon the exercise of certain stock options. Excludes shares of SpeedFam-IPEC, Inc. issuable upon conversion of $1,800,000 principal amount of Integrated Process Equipment Corp. 6 1/4% Convertible Subordinated Notes due September 15, 2004.

(2)	Includes, 474,780 shares held in the Makoto Kouzuma Trust, a revocable trust. Mr. Farley acts as co-trustee of such trust and shares voting and dispositive power over shares held in the trust with the other co-trustee. The Makoto Kouzuma Trust may be voluntarily terminated by Mr. Kouzuma at any time. Includes 138,096 shares subject to issuance to Mr. Kouzuma upon the exercise of certain stock options.

(3)	All such shares are subject to issuance to Mr. Chitre upon the exercise of certain stock options. Excludes 106,764 shares held by the Avantika Sanjeev Chitre Irrevocable Trust. Neither Mr. Chitre nor his wife has a beneficial interest in such shares. Bruce W. McRoy, the trustee, holds sole voting and investment power in the shares. The beneficiary of the trust is Mr. Chitre’s daughter.

(4)	Includes 232,000 shares subject to issuance to Mr. Faubert upon the exercise of certain stock options.

(5)	Includes 11,120 shares beneficially owned by Mr. Smith’s spouse. Also includes 85,378 shares subject to issuance to Mr. Smith upon the exercise of certain stock options.

(6)	Includes 29,999 shares subject to issuance to Mr. Bonke upon the exercise of certain stock options.

(7)	Includes 25,999 shares subject to issuance to Mr. Hill upon the exercise of certain stock options.

(8)	All such shares are subject to issuance to Mr. Levy upon the exercise of certain stock options.

(9)	Includes 6,000 shares beneficially owned by Mr. Dodson’s children. Also includes 57,000 shares subject to issuance to Mr. Dodson upon the exercise of certain stock options.

(10)	Includes 83,334 shares subject to issuance to Mr. Nocerino upon the exercise of certain stock options.

(11)	Includes 19,999 shares subject to issuance to Mr. Neun upon the exercise of certain stock options.

(12)	All such shares are subject to issuance to Mr. Simone upon the exercise of certain stock options.

(13)	Includes 10,000 shares subject to issuance to Mr. Chadda upon the exercise of certain stock options.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      Directors are to be elected at the annual meeting to serve terms of one year or until their respective successors have been elected. The nominees for director are listed below together with certain biographical information.

Vote Required

      The approval of the nominees for directorships requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the proposal at the annual meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES LISTED BELOW AS DIRECTORS.

			Director
Name of Nominee	Age	Principal Occupation	Since

Peter J. Simone	54	Executive Chairman, SpeedFam-IPEC, Inc.	2001

Richard J. Faubert	53	President, Chief Executive Officer, SpeedFam-IPEC, Inc.	1998

Neil R. Bonke	59	Private Investor	1996

Richard S. Hill	49	Chief Executive Officer and Chairman of the Board, Novellus Systems, Inc.	1997

Kenneth Levy	59	Chairman of the Board, KLA-Tencor Corporation	1999

Carl Neun	57	Chairman of the Board, WireX Communications, Inc.	2000

      Peter J. Simone (54) was named Executive Chairman of the Board in June 2001. Mr. Simone is also an independent consultant to several venture funded private companies. From August 2000 to February 2001, Mr. Simone was President and a director of Active Controls eXperts, Inc. (ACX), a leading supplier of precision motion control and smart structures technology. He served as a consultant to ACX from January 2000 to August 2000. Mr. Simone served as President, Chief Executive Officer and a director of Xionics Document Technologies, Inc., a provider of embedded software solutions for printer and copier OEMs from April 1997 until Xionics merged with Oak Technology, Inc. in January 2000. From 1992 to 1996, Mr. Simone was Group Vice President of the Time/ Data Systems Division of Simplex Time Recorder Company, Inc., a manufacturer of time management, building life safety and security software and hardware solutions. From 1974 to 1992, Mr. Simone held various management positions, including President and director, with GCA Corporation, a semiconductor capital equipment corporation. Mr. Simone is a director of Cymer, Inc. and Oak Technology, Inc., each a public company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Simone also serves on the board of several private companies.

      Richard J. Faubert (53) has been a director of the company since October 1998. Mr. Faubert has served as its President and Chief Executive Officer since October 1998. He joined the company after seven years with Tektronix, Inc., where, from 1994 until 1998, he served as Vice President and General Manager of the TV/ Comm Business Unit. Mr. Faubert also serves on the board of directors of RadiSys Corporation, a public company subject to the reporting requirements of the Exchange Act, and Semi North America Advisory Board, a nonprofit consortium whose members are suppliers to the global semiconductor manufacturing industry.

      Neil R. Bonke (59) has been a director of the company since May 1996. Since April 1993, he has been a director of Electroglas, Inc., a capital equipment supplier to the semiconductor device market and a public company subject to the reporting requirements of the Exchange Act. Mr. Bonke was the Chairman of the Board of Electroglas, Inc. from April 1993 to July 1997 and its Chief Executive Officer from April 1993 until April 1996. He also serves on the board of directors of Sanmina Corporation, a public company subject to the reporting requirements of the Exchange Act. Mr. Bonke was a Group Vice President of General Signal and President of General Signal’s Semiconductor Equipment Operations from September 1991 to July 1993. Mr. Bonke is a current director of the San Jose State University Foundation.

      Richard S. Hill (49) has been a director of the company since October 1997. Since December 1993, he has been the Chief Executive Officer and a director of Novellus Systems, Inc., a capital equipment supplier to the semiconductor device market and a public company subject to the reporting requirements of the Exchange Act. In May 1996, he was named Chairman of the Board of Novellus Systems, Inc. From 1981 to August 1993, Mr. Hill was employed by Tektronix, Inc., a test and measurement company, where he held positions as President of the Tektronix Development company, Vice President of the Test & Measurement Group and President of Tektronix Components Corporation. Mr. Hill is a director of Luminent, Inc., a public company subject to the reporting requirements of the Exchange Act.

      Kenneth Levy (59) was named a director of the company in April 1999. Mr. Levy was a director of Integrated Process Equipment Corp (IPEC) from May 1995 to April 1999. Mr. Levy is a co-founder of KLA-Tencor Corporation, a semiconductor manufacturing instrumentation company and a public company subject to the reporting requirements of the Exchange Act, and since July 1, 1999 has been its Chairman of the Board and a director. From July 1, 1998 until June 30, 1999, he was Chief Executive Officer and a director of KLA-Tencor Corporation. From April 30, 1997 until June 30, 1998 he was Chairman of the Board and a director of KLA-Tencor Corporation. From May 1975 until April 30, 1997, he was Chairman of the Board, Chief Executive Officer and a director of KLA-Tencor Corporation. Mr. Levy is a director of Ultratech Stepper, Inc., a company subject to the reporting requirements of the Exchange Act.

      Carl Neun (57) has been a director of the company since October 2000. Mr. Neun is Chairman of the Board of WireX Communications, Inc., a provider of server software. From March 1993 to January 2000, Mr. Neun was Senior Vice President and Chief Financial Officer of Tektronix, Inc., a test and measurement company and a public company subject to the reporting requirements of the Exchange Act. From September 1987 through March 1993, he was Senior Vice President and Chief Financial Officer of Conner Peripherals, Inc., a disk drive company. Mr. Neun is a director of Powerwave Technologies, Inc., RadiSys Corporation and Planar Systems, Inc., each a public company subject to the reporting requirements of the Exchange Act.

Board Compensation

      The board of directors currently consists of nine persons. The company’s non-employee directors each receive an annual retainer of $11,000, plus a fee of $1,000 for each Board meeting and $500 for each committee meeting they attend. In addition, each non-employee director receives an initial option grant to purchase 15,000 shares of common stock and annually receives an option to purchase 5,000 shares of common stock pursuant to the 1995 Stock Plan. Prior to October 13, 2000, these grants vested over a four or five year period, beginning on the one-year anniversary of the option grant. Effective October 13, 2000, these grants are fully vested on the date of grant. Additionally, Messrs. Bonke, Hill, Levy and Neun will receive an option grant to purchase 90,000 shares of common stock at an exercise price of $3.88 per share, pursuant to the 1995 Stock Plan. These grants vest ratably over 18 months from the date of grant. All directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

Board Meetings and Committees

      The compensation committee currently consists of Messrs. Bonke, Hill and Levy, with Mr. Bonke serving as chairman of the committee. The duties of the compensation committee are to provide a general review of the company’s compensation and benefit plans to ensure that they meet corporate objectives. The compensation committee (i) determines compensation for all officers of the company, (ii) grants awards to officers under the company’s compensation and benefit plans and (iii) adopts major company compensation policies and practices. The compensation committee met once during fiscal 2001.

      The audit committee currently consists of Messrs. Levy, Bonke and Neun, with Mr. Neun serving as chairman of the committee. The audit committee makes recommendations to the board of directors regarding the selection of independent auditors and reviews the independence of such auditors, approves the scope of the annual audit activities of the independent auditors, approves the audit fees payable to the independent auditors and reviews audit results. The audit committee met seven times during fiscal 2001.

      The executive committee currently consists of Messrs. Bonke, Hill and Levy. The executive committee was delegated the authority to take any action which could be taken by the entire board of directors, to the extent permitted by applicable law and the company’s articles of incorporation and bylaws. The executive committee met three times during fiscal 2001.

      The nominating committee currently consists of Messrs. Bonke, Levy and Neun. The nominating committee is to propose a slate of directors for appointment by SpeedFam-IPEC shareholders at each annual meeting and candidates to fill any vacancies on the board of directors. At present, the nominating committee has not recommended any candidate to the board of directors.

      The board of directors held six meetings during fiscal 2001. All of the directors except Mr. Hill attended at least 75% of the meetings of the board of directors and all of the directors except Messrs. Hill and Levy attended at least 75% of the meetings of the committees on which they served for the period during which each served as a director. Mr. Hill missed one executive committee meeting and Mr. Levy missed one compensation committee meeting.

Certain Relationships and Related Transactions

      During fiscal 2001, the company had purchases of raw materials of approximately $5.9 million from Berkeley Process Controls, a California-based company. Mr. Farley is a board member of this company.

Compliance With Section 16(A) of the Exchange Act

      Section 16(a) of the Exchange Act requires the company’s officers and directors, and persons who own more than 10% of the company’s common stock, to file certain reports regarding ownership of, and transactions in, the company’s securities with the Securities and Exchange Commission (“SEC”). Such officers, directors and 10% stockholders are also required by SEC rules to furnish the company with copies of all Section 16(a) forms that they file.

      Based solely on its review of the copies of such forms received by the company, or written representations from certain reporting persons, the company believes that during fiscal 2001 all the reporting persons complied with Section 16(a) filing requirements.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

      The following table shows the compensation awarded or paid by the company to the President and Chief Executive Officer, the Former Executive Vice President and General Manager of SpeedFam Co., Ltd., the Chief Financial Officer, the Executive Vice President, and the Chief Technical Officer of the company during the fiscal years ended June 2, 2001, June 3, 2000 and May 31, 1999:

						Long Term
						Compensation
						Awards
						Securities
						Underlying
	Fiscal	Annual	Compensation	Other Annual		Options	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation		(# Shares)	Compensation(1)

Richard J. Faubert	2001	$406,154	$—	$106,240	(3)(5)	—	$2,000
President and Chief Executive	2000	400,000	—	39,566	(3)	160,000	2,282
Officer	1999	243,077	250,000	—		300,000	—

Makoto Kouzuma	2001	$175,092	$—	$—		—	$1,149,000	(4)
Former Executive Vice President	2000	598,137	—	—		25,000	1,417
and General Manager of	1999	590,489	—	13,754		—	5,352	(2)
SpeedFam Co., Ltd.; Former
President and Chief Executive
Officer (May 1997 – October 1998)

J. Michael Dodson(6)	2001	$207,846	$100,000	$—		—	$—
Chief Financial Officer	2000	161,539	42,000	153,962	(3)	156,000	808

Giovanni Nocerino(7)	2001	$278,923	$100,000	$93,739	(3)	—	$2,000
Executive Vice President

Saket Chadda(8)	2001	$163,423	$—	$68,642	(3)(5)	—	$2,000
Chief Technical Officer

(1)	Consists of the company’s matching contribution to the company’s 401(k) Plan.

(2)	Consists of payments of life insurance premiums.

(3)	Consists of relocation expenses.

(4)	Consists of severance-related compensation.

(5)	Consists of payments for completed patents.

(6)	Mr. Dodson began employment with the company in August 1999.

(7)	Mr. Nocerino began employment with the company in May 2000.

(8)	Mr. Chadda began employment with the company in April 2000.

Employment/ Consulting Agreements and Termination of Employment of Executive Officers.

      The company has entered into employment agreements with Messrs. Faubert, Kouzuma, Dodson and Nocerino. Under these employment agreements, the executives receive the following salaries: Mr. Faubert, $400,000; Mr. Kouzuma, $573,500; Mr. Dodson, $200,000 and Mr. Nocerino, $280,000. Additionally, Mr. Faubert received options to purchase 300,000 shares of common stock of the company (exercise price = $9.50 per share) and Mr. Nocerino received options to purchase 250,000 shares of common stock of the company (exercise price = $12.00 per share). The other material terms of these employment agreements are as follows:

•	2-year non-compete agreement after termination of the agreement.

•	severance payment of 1 year salary, plus bonus, if terminated without cause.

•	change of control provision providing for 2 times base salary, plus bonus, and immediate vesting of all options if terminated without cause during 1-year period following change of control.

      The company has entered into an employment agreement with Mr. Chadda, who was appointed Chief Technical Officer, on April 9, 2001. The material terms of this employment agreement are as follows:

•	base annual salary of $200,000.

•	change of control provision providing for 1 year salary and immediate vesting of all options.

      The company entered into an employment agreement with Mr. Simone, who was appointed Chairman of the Board, on June 14, 2001. The agreement provides for an annual salary of $120,000 per year and for Mr. Simone to enter into an indemnification agreement with the company. The agreement also provides for the grant of a nonstatutory stock option to purchase an aggregate of 360,000 shares of the company’s common stock at an exercise price of $3.65 per share. The nonstatutory stock option was granted under a stand-alone stock plan, which has the following material terms:

•	The plan is administered by the board of directors or a committee of the board of directors;

•	The option may be exercised for thirty days after he ceases to be a service provider to the company, or if he dies or is disabled, the option may be exercised for a period of twelve months after he ceases to be a service provider;

•	20,000 of the shares issuable upon exercise of the option vest each month so long as he is a service provider to the company;

•	the option expires after 36 months;

•	The option is not transferable and accelerates following a change of control if the surviving entity does not assume the option;

•	The option also accelerates following a change of control if he is either terminated by the surviving entity or the surviving entity requires him to perform services below the level of a senior executive officer, commit more than 25% of his business time to the affairs of the surviving entity or obligate him or restrict his actions substantially more than the terms of his employment agreement.

Option Grants In Last Fiscal Year

      No options grants were made to executive officers during fiscal 2001.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

      The following table sets forth the number of options exercised during the fiscal year ended June 2, 2001 and the number and value of unexercised options held by each of the named executive officers at June 2, 2001.

			Number of	Value of Unexercised
			Unexercised	In-The-Money
	Shares		Options	Options
	Acquired		at FY-End(#)	at FY-End($)(1)
	On	Value	Exercisable/	Exercisable/
Name	Exercise(#)	Realized($)	Unexercisable	Unexercisable

Richard J. Faubert	—		216,000/244,000	$0/$0

Makoto Kouzuma	—		138,096/ 0	$0/$0

J. Michael Dodson	—		57,000/ 99,000	$0/$0

Giovanni Nocerino	—		83,334/166,666	$0/$0

Saket Chadda	—		10,000/ 50,000	$0/$0

(1)	Value is based on the difference between the stock option exercise price and the closing price on June 1, 2001 of $4.56, multiplied by the number of shares of common stock underlying the stock options.

Report of the Compensation Committee on Executive Compensation

      The duties of the compensation committee are to provide a general review of the company’s compensation and benefit plans to ensure that they meet corporate objectives. Specifically, the compensation committee, after consultation with senior management: (i) determines compensation for all officers of the company, (ii) grants awards to officers under the company’s compensation and benefit plans, and (iii) adopts major company compensation policies and practices. The compensation committee met once during fiscal 2001 and reviewed the compensation packages of all executive officers and determined appropriate bonuses and other compensation, including the granting of options to purchase common stock.

      The compensation committee’s executive compensation policies are intended to enable the company to attract and retain qualified executives through a compensation program consisting of base salary, annual incentives and stock options. The level of compensation for the executive officers are generally intended to be competitive with those of other executives in similar positions and companies in the semiconductor equipment manufacturing business and other high technology-related companies, based upon the relative size of those companies and the scope of the executive’s responsibilities. It is the company’s policy to target both base salaries and stock option awards at a competitive level with this group. Annual incentive opportunities are set slightly above the competitive group. This competitive group of companies is similar to, but not identical to, those companies used in the Peer Group Index described on page 11 of this proxy statement.

      After determining the level of compensation for each executive officer as compared with such person’s counterparts, the compensation committee weighs the individual’s performance and considers such officer’s contribution to the financial and other objectives of the company. The goals and objectives are established in advance of the performance period, and may reflect specific individual objectives for the officer, financial or other objectives for the company, or a combination of these factors. Among the criteria used by the company in making pay decisions both for salary actions and incentive awards are revenues, earnings, results of operations and special projects and the overall financial performance of the company from year to year. Further, the compensation committee may adjust awards to an individual based on the specific achievements of the individual officer.

      In fiscal 2001, the compensation committee reviewed each officer’s performance evaluation and the recommendations of the Chief Executive Officer as to the achievements of the company’s and individual officer’s performance goals. Based upon these reviews, the compensation committee determined the annual compensation payments reflected in the Summary Compensation Table included in this proxy statement.

      The compensation committee also may grant executives and other employees stock options under the 1995 Stock Plan and the 2001 Stock Plan. The compensation committee believes that stock ownership by management encourages management to maximize share owner value. Stock options granted to executives and other employees of the company give optionees the right to purchase shares of the company’s common stock.

      Generally, the compensation committee grants stock options based on a number of factors, including, but not limited to, competitive practice, the individual’s position in the company, and the individual’s performance and potential.

      The company intends, to the extent practicable, to preserve the deductibility under the Internal Revenue Code for all compensation paid to its executive officers while maintaining compensation programs to attract, retain and motivate the highly qualified executives needed by the company to operate successfully in a highly competitive marketplace.

      The compensation committee’s basis for determining the compensation of Mr. Faubert has been substantially the same as those referred to for the other executive officers of the company. The fiscal 2001 compensation committee considered the compensation packages for chief executives of comparable companies in similar industries in determining Mr. Faubert’s salary package.

COMPENSATION COMMITTEE

Richard S. Hill
Kenneth Levy
Neil R. Bonke, chairman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The compensation committee consists of Messrs, Bonke, Hill and Levy, with Mr. Bonke serving as chairman of the committee. There are no transactions involving members of the compensation committee and the company.

Report of the Audit Committee of the Board of Directors

      The Audit Committee of our board of directors serves as the representative of our Board for general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Our management has primary responsibility for preparing our financial statements and our financial reporting process. Our independent accountants, KPMG LLP, are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

      The Audit Committee consisted of Neil Bonke, Roger McDaniel and Carl Neun until Mr. McDaniel’s resignation from the board on June 18, 2001. Mr. McDaniel participated in the Audit Committee’s activities until that date. The Audit Committee (consisting only of Mr. Bonke and Mr. Neun) met on July 26, 2001. The Board appointed Kenneth Levy to fill Mr. McDaniel’s vacancy on the Audit Committee on July 27, 2001. Each reference to “Audit Committee” in paragraphs 1 through 4 means the directors serving on the Audit Committee when the action described in that paragraph occurred. Mr. Levy did not participate in those actions by the Audit Committee and is listed as a member of the Committee only at the date of this Proxy Statement.

      In this context, the Audit Committee hereby reports as follows:

      1. The Audit Committee has reviewed and discussed the audited financial statements with our management

      2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

      3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants’ independence.

      4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our board of directors, and our Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 2, 2001, for filing with the Securities and Exchange Commission.

      The board of directors has determined that each of Neil Bonke, Ken Levy (from July 27, 2001) and Carl Neun are “independent” for purposes of the National Association of Securities Dealers listing standards. Under these standards Mr. McDaniel, the former Chief Executive Officer of IPEC, is not considered independent. Having served in that capacity, Mr. McDaniel acquired significant expertise regarding financial management matters and audit responsibility. For these reasons, the Board, in its business judgment, has determined that Mr. McDaniel’s membership on the committee was required by the best interests of the company and its shareholders.

AUDIT COMMITTEE

Neil R. Bonke
Kenneth Levy
Carl Neun, chairman

Audit Fees

      The aggregate fees billed by the company’s principal accounting firm KPMG LLP for professional services rendered for the audit of the annual financial statements for the year ending June 2, 2001 and the reviews of the financial statements included in the Forms 10-Q for that year were $448,711.

      The aggregate fees billed by KPMG LLP for all other professional services (other than audit fees) for the year ended June 2, 2001 were $125,064.

STOCK PRICE PERFORMANCE GRAPH

      The following graph compares the fifty-four (through June 2, 2001) month cumulative total return on the common stock to the fifty-four month cumulative total returns on the Nasdaq Market Index and the Peer Group Index. This measurement period begins on the date the common stock began trading and ends on the last trading date of the company’s last completed fiscal year. The company designs, develops, manufactures, markets and services chemical mechanical planarization, or CMP, systems used in the fabrication of semiconductor devices. The company also markets and distributes parts used in CMP and precision surface processing. The Peer Group Index used by the company consists of six companies that the company believes engage in a similar business and serve similar markets as that of the company. The companies in the Peer Group Index are as follows: Applied Materials Inc., FSI International, Inc., Lam Research Corp., Novellus Systems Inc., PRI Automation, Inc., and Semitool, Inc. Previously, the Peer Group Index included Silicon Valley Group, which was merged with ASM Lithography effective May 22, 2001, and is, accordingly, not included in this year’s Index.

      In the case of the Nasdaq Market Index and the Peer Group Index, a $100 investment made on October 10, 1995, and reinvestment of all dividends are assumed. In the case of the company, a $100 investment made on October 10, 1995, is assumed (the company paid no dividends in fiscal years 1996, 1997, 1998, 1999, 2000 or 2001).

			NASDAQ STOCK
	SPEEDFAM-IPEC, INC.	PEER GROUP	MARKET (U.S.)

11/30/96	100.00	100.00	100.00
11/97	125.77	155.43	124.56
11/98	74.54	171.47	152.70
5/99	64.42	234.31	194.19
6/00	82.21	805.00	266.20
6/2/01	22.38	467.19	165.22

PROPOSAL NO. 2

APPOINTMENT OF INDEPENDENT AUDITORS

      The board recommends that the shareholders ratify the appointment of KPMG LLP, certified public accountants, as independent auditors to examine the annual consolidated financial statements of the company and its subsidiaries for fiscal year 2002. A representative of KPMG LLP will be present at the meeting to make a statement, if such representative so desires, and to respond to shareholders’ questions.

Vote Required

      The affirmative vote of a majority of the votes cast is required to confirm the appointment of KPMG LLP as independent auditors of SpeedFam-IPEC, Inc. for fiscal year 2002.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2002 OF SPEEDFAM-IPEC, INC.

SHAREHOLDER PROPOSALS

      If a shareholder intends to present a proposal at the company’s 2002 annual meeting of shareholders and desires that the proposal be included in the company’s proxy statement and form of proxy for that meeting, the proposal must be in compliance with Rule 14a-8 under the Exchange Act and received at the company’s principal executive offices not later than June 15, 2002. As to any proposal that a shareholder intends to present to shareholders without inclusion in the company’s proxy statement for the company’s 2002 annual meeting of shareholders, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless the company receives notice of the matter to be proposed not later than August 1, 2002. Even if proper notice is received on or prior to August 1, 2002, the proxies named in management’s proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

OTHER MATTERS

      As of the date of this proxy statement, management knows of no matters to be brought before the meeting other than the matters referred to in this proxy statement.

By Order of the Board of Directors,

Richard J. Faubert
President and Chief Executive Officer
September 7, 2001

APPENDIX A

SPEEDFAM-IPEC, INC.

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

I.  Purpose

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the company to any governmental body or the public; the company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established; and the company’s auditing, accounting and financial reporting processes. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the company’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the company’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the company’s independent auditors.

•	Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors.

      The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  Composition

      The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors. In certain circumstances, as determined by the business judgment of the Board of Directors, a non-independent member of the audit committee may be allowed as the membership of this individual on the audit committee is required by the best interest of the company and its shareholders. All members of the Committee shall have a working familiarity with basic finance and accounting practices.

      The members of the Committee shall be elected by the Board of Directors annually or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  Meetings

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV.  Responsibilities and Duties

      To fulfill its responsibilities and duties the Audit Committee shall:

  Documents/Reports Review

•	Review and update this Charter periodically, at least annually, as conditions dictate.

•	Review the company’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

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•	Review with financial management the quarterly financial statements prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

  Independent Auditors

•	Recommend to the Board of Directors the selection of the independent auditors, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent auditors. On an annual basis, the Committee should review and discuss with the auditors all significant relationships the auditors have with the company to determine auditor independence.

•	Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

•	Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the company’s financial statements.

  Financial Reporting Process

•	In consultation with the independent auditors, review the integrity of the company’s financial reporting processes, both internal and external.

•	Consider the independent auditor’s judgements about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

•	Consider and approve, if appropriate, significant changes to the company’s accounting principles and practices as suggested by the independent auditors or management.

  Process Improvement

•	Establish regular and separate systems of reporting to the Audit Committee and the independent auditors regarding any significant judgements made in management’s preparation of the financial statements and the view of each as to the appropriateness of such judgements.

•	Following completion of the annual audit, review separately with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

•	Review any significant disagreements among management and the independent auditors in connection with the preparation of the financial statements.

•	Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

  Ethical and Legal Compliance

•	Establish, review and update periodically a Code of Ethical conduct and ensure that management has established enforcement of this code.

•	Review management’s monitoring of the company’s compliance with the company’s Code of Ethics, and ensure that management has the proper review system in place to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

•	Review with management, and if necessary, the company’s legal counsel, compliance matters including corporate securities trading policies.

•	Review with management, and if necessary, the company’s legal counsel, any legal matter that could have a significant impact on the company’s financial statements.

•	Perform any other activities consistent with this Charter, the company’s bylaws and governing law, that the Committee or the Board of Directors deems necessary or appropriate.

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- DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED -

SPEEDFAM-IPEC, INC. 2001 ANNUAL MEETING

1.	TO ELECT DIRECTORS OF THE COMPANY TO SERVE FOR THE ENSUING YEAR AND UNTIL THE NEXT ANNUAL MEETING OR THE ELECTION OF THEIR SUCCESSORS.

1 -	Peter J. Simone	2 -	Richard J. Faubert	3 -	Neil R. Bonke

4 -	Richard S. Hill	5 -	Kenneth Levy	6 -	Carl Neun

FOR all nominees listed to the left (except as specified below).	WITHHOLD AUTHORITY to vote for all nominees listed to the left.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right).

2.	TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE 2002 FISCAL YEAR.

FOR	AGAINST	ABSTAIN

3.	TO TRANSACT SUCH OTHER BUSINESS, IN THEIR DISCRETION, AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

FOR	AGAINST	ABSTAIN

Date , 2001	NO. OF SHARES

Check appropriate box Indicate changes below:
Address Change?	Name Change?

Signature(s) in Box

(Note: This Proxy should be marked, dated and signed by the shareholder exactly as his/her name is printed at the left and returned promptly in the enclosed envelope. A person signing as an executor, administrator, trustee or guardian should so indicate and specify his/her title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If shares are held by joint tenants or a community property, all joint owners should sign.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
SPEEDFAM-IPEC, INC.
ANNUAL MEETING OF THE SHAREHOLDERS OCTOBER 12, 2001

         The undersigned shareholder of Speedfam-IPEC, Inc. (the “Company”) acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement each dated September 7, 2001 and the undersigned revokes all prior proxies and appoints Richard J. Faubert and J. Michael Dodson and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at the company’s headquarters, 305 North 54th Street, Chandler, Arizona 85226 on Friday, October 12, 2001, at 11:00 a.m. local time, and at any adjournment thereof, and instructs said proxies to vote as follows:

         THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.